UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RENTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RENTECH, INC.
10877 Wilshire Blvd., Suite 600
Los Angeles, California 90024

AN IMPORTANT REMINDER TO VOTE YOUR PROXY

April 29, 2011

Dear Shareholder:

Our records indicate that your vote for the 2011 Rentech, Inc., Annual Meeting has not yet been received. Rentech’s annual meeting of shareholders will be held at the Sheraton Gateway Los Angeles Hotel, 6101 W. Century Blvd., Los Angeles, California 90045 on Wednesday, May 11, 2011, at 10:00 a.m. PDT. Please take a moment now to ensure that your shares are represented at this important meeting.

At the Annual Meeting, you will be asked to: (1) elect four directors; (2) approve the adoption of the Amended and Restated 2009 Incentive Award Plan; (3) approve, on an advisory (non-binding) basis, the compensation of our named executive officers; (4) approve, on an advisory (non-binding) basis, the frequency with which shareholders will have an opportunity to provide an advisory approval of our executive compensation program; and (5) ratify the selection of our independent registered public accounting firm. Our Board of Directors unanimously recommends that you vote FOR each of these proposals, including an advisory vote every three years for Proposal 4.

YOUR VOTE IS MORE IMPORTANT THAN EVER AT THIS YEAR’S ANNUAL MEETING. PLEASE VOTE TODAY BY TELEPHONE, INTERNET
OR BY SIGNING AND MAILING THE ENCLOSED PROXY CARD.

In order to ensure that you have an opportunity to vote, no matter how few or how many shares you may own, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder.

Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember – every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

We appreciate your support over the years, and would be pleased to talk with you further about the company and why we are excited about Rentech’s future prospects.

Thank you in advance for voting promptly.

Sincerely,

/s/ D. Hunt Ramsbottom
D. Hunt Ramsbottom
President and Chief Executive Officer